Exhibit 99.1
MARTIN MIDSTREAM PARTNERS REPORTS
2007 FOURTH QUARTER AND ANNUAL FINANCIAL RESULTS
     KILGORE, Texas, March 5, 2008 /PRNewswire-FirstCall via COMTEX/ — Martin Midstream Partners L.P. (Nasdaq: MMLP) announced today its financial results for the fourth quarter and year ended December 31, 2007.
     MMLP reported net income for the fourth quarter of 2007 of $7.7 million, or $0.49 per limited partner unit. This compared to net income for the fourth quarter of 2006 of $8.4 million, or $0.64 per limited partner unit. Revenues for the fourth quarter of 2007 were $262.9 million compared to $149.0 million for the fourth quarter of 2006. Fourth quarter 2007 net income was negatively impacted by $1.9 million non-cash derivatives loss. This non-cash adjustment resulted in a reduction of net income of approximately $0.13 per limited partner unit for the fourth quarter of 2007. Fourth quarter 2006 net income was positively impacted by $2.5 million of gains from involuntary conversions of property, plant and equipment and gains on sale of property, plant and equipment. These items resulted in an increase to net income of approximately $0.20 per limited partner unit for the fourth quarter of 2006.
     MMLP reported net income for the year ended December 31, 2007 of $24.9 million, or $1.67 per limited partner unit. This compared to net income for the year ended December 31, 2006 of $22.2 million, or $1.69 per limited partner unit. Revenues for the year ended December 31, 2007 were $765.8 million compared to revenues of $576.4 million for the year ended December 31, 2006. Net income for the year ended December 31, 2007 was negatively impacted by a $3.9 million non-cash derivatives loss. This non-cash adjustment resulted in a reduction to net income of approximately $0.28 per limited partner unit. Net income for the year ended December 31, 2006 was positively impacted by $3.4 million of gains from involuntary conversions of property, plant and equipment and gains on sale of property, plant and equipment and partially offset by a $1.2 million debt prepayment premium. Together, these items positively impacted net income by approximately $2.2 million, or approximately $0.17 per limited partner unit, for the year ended December 31, 2006.
     The Company’s distributable cash flow for the quarter and year ended December 31, 2007 was $11.9 million and $45.6 million, respectively. Distributable cash flow is a non-GAAP financial measure which is explained in greater detail below under “Use of Non-GAAP Financial Information.” The Company has also included below a table entitled “Distributable Cash Flow” in order to show the components of this non-GAAP financial measure and its reconciliation to the most comparable GAAP measurement.
     Included with this press release are MMLP’s Consolidated Balance Sheets as of December 31, 2007 and December 31, 2006, its Consolidated Statements of Operations for the years ended December 31, 2007, 2006 and 2005, its Consolidated Statements of Changes in Capital for the years ended December 31, 2007, 2006 and 2005, its Consolidated Statements of Comprehensive Income for the years ended December 31, 2007, 2006 and 2005, its Consolidated Statements of Cash Flows for the years ended December 31, 2007, 2006 and 2005 and its Consolidated Statements of Operations for the quarters ended December 31, 2007 and 2006. These financial statements should be read in conjunction with the information contained in the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 5, 2008.
     Ruben Martin, President and Chief Executive Officer of Martin Midstream GP LLC, the general partner of Martin Midstream Partners, said “We were pleased with the overall performance of the company in 2007. We grew our distributable cash flow by 42% to $45.6 million in 2007 as a result of increasing cash flows in all our segments. We were able to increase our cash distributions for the fifth consecutive quarter and had a year over year cash distribution growth of 13%, slightly higher than our 11% distribution growth in 2006. We were also able to increase our 2007 distribution coverage to 1.2 times.”

     Mr. Martin also stated, “We are looking forward to a strong 2008 in all our business segments. We will continue to focus on long term distribution growth as our cash flow should continue to grow as a result of our 2007 growth capital investments of $108 million and our planned growth capital expenditures of $100 million in 2008. The major investments made in 2007, including our Woodlawn acquisition, our Waskom expansion, and our sulfuric acid plant, have all exceeded our expectations, creating further visibility for near-term distribution growth. We continue to be selective in our acquisition strategy as we focus on buying strategic assets at reasonable multiples of cash flow. We remain optimistic our diversified operations will continue to provide unique opportunities for growth through acquisitions and organic growth projects.”
Investors’ Conference Call
     An investor’s conference call to review the fourth quarter and year end results will be held on Thursday, March 6, 2008, at 8:00 a.m. Central Time. The conference call can be accessed by calling (877) 407-9205. An audio replay of the conference call will be available by calling (877) 660-6853 from 9:00 a.m. Central Time on March 6, 2008 through 11:59 p.m. Central Time on March 13, 2008. The access codes for the conference call and the audio replay are as follows: Account No. 286; Conference ID No. 276967. The audio replay of the conference call will also be archived on the Company’s website at www.martinmidstream.com.
About Martin Midstream Partners
     Martin Midstream Partners is a publicly traded limited partnership with a diverse set of operations focused primarily in the United States Gulf Coast region. The Partnership’s primary business lines include: terminalling and storage services for petroleum products and by-products; natural gas services; marine transportation services for petroleum products and by-products; and sulfur and sulfur-based products processing, manufacturing, marketing and distribution.
     Additional information concerning the Company is available on the Company’s website at www.martinmidstream.com.
Forward-Looking Statements
     Statements about Martin Midstream Partners’ outlook and all other statements in this release other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and all references to financial estimates rely on a number of assumptions concerning future events and are subject to a number of uncertainties and other factors, many of which are outside its control, which could cause actual results to differ materially from such statements. While MMLP believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in anticipating or predicting certain important factors. A discussion of these factors, including risks and uncertainties, is set forth in the Company’s annual and quarterly reports filed from time to time with the Securities and Exchange Commission. Martin Midstream Partners disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events, or otherwise.
Use of Non-GAAP Financial Information
     MMLP reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). However, from time to time, MMLP uses certain non-GAAP financial measures such as distributable cash flow because MMLP’s management believes that this measure may provide users of this financial information with meaningful comparisons between current results and prior reported results and a meaningful measure of MMLP’s cash available to pay distributions. Distributable cash flow should not be considered an alternative to cash flow from operating activities or any other measure of financial performance in accordance with GAAP. Distributable cash flow is not intended to represent cash flows for the period, nor is it presented as an alternative to income from continuing operations. Furthermore, it should not be seen as a measure of liquidity or a substitute for comparable metrics prepared in accordance with GAAP. This information may constitute non-GAAP financial measures within the meaning of Regulation G adopted by the Securities and Exchange Commission. Accordingly, MMLP has presented herein, and will present in other information it publishes that contains this non-GAAP financial measure, a reconciliation of this measure to the most directly comparable GAAP financial measure.
     The Company has included below a table entitled “Distributable Cash Flow” in order to show the components of this non-GAAP financial measure and its reconciliation to the most comparable GAAP measure. MMLP calculates distributable cash flow as follows: net income (as reported in Statements of Operations), plus depreciation and amortization (as reported in Statements of Operations), plus amortization of deferred debt issue costs (as reported in Statements of Cash Flows), plus (less) deferred taxes (as reported in its Statements of Cash Flows), plus distribution equivalents from unconsolidated entities (as described below), plus invested cash in unconsolidated entities (as described below), less equity in earnings of unconsolidated entities (as reported in Statements of Operations), plus non-cash derivatives loss (as reported in Statements of Cash Flows), less maintenance capital expenditures (as reported under the caption “Liquidity and Capital Resources” in MMLP’s Annual Report on Form 10-K filed on March 5, 2008), less gain on disposition or sale of property, plant and equipment (as reported in Statements of Cash Flows), plus unit-based compensation (as reported in Statements of Capital).
     MMLP’s distribution equivalents from unconsolidated entities is calculated as distributions from unconsolidated entities (as reported in Statements of Cash Flows), plus return of investments from unconsolidated entities (as reported in Statements of Cash Flows), plus distributions in-kind from unconsolidated entities (as reported in Statements of Cash Flows).
     MMLP’s invested cash in unconsolidated entities is calculated as investments in unconsolidated entities (as reported in Statements of Cash Flows), plus expansion capital expenditures in unconsolidated entities (as reported under the caption “Liquidity and Capital Resources” in MMLP’s Annual Report on Form 10-K filed on March 5, 2008).
Contacts: Robert D. Bondurant, Executive Vice President and Chief Financial Officer of Martin Midstream GP LLC, the Company’s general partner at (903) 983-6200.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED BALANCE SHEETS

	December 31,
	2007	2006
	(Dollars in thousands)
Assets

Cash	$4,113	$3,303
Accounts and other receivables, less allowance for doubtful accounts of $211 and $394	88,039	56,712
Product exchange receivables	10,912	7,076
Inventories	51,798	33,019
Due from affiliates	2,325	1,330
Other current assets	819	2,041

Total current assets	158,006	103,481

Property, plant, and equipment, at cost	441,117	323,967
Accumulated depreciation	(98,080)	(76,122)

Property, plant and equipment, net	343,037	247,845

Goodwill	37,405	27,600
Investment in unconsolidated entities	75,690	70,651
Other assets, net	9,439	7,884

	$623,577	$457,461

Liabilities and Capital

Current installments of long-term debt	$21	$74
Trade and other accounts payable	104,598	53,450
Product exchange payables	24,554	14,737
Due to affiliates	7,543	10,474
Income taxes payable	602	86
Other accrued liabilities	13,930	3,876

Total current liabilities	151,248	82,697

Long-term debt	225,000	174,021
Deferred income taxes	8,815	—
Other long-term obligations	2,666	2,218

Total liabilities	387,729	258,936

Partners’ capital	242,610	198,403
Accumulated other comprehensive income (loss)	(6,762)	122

Total partners’ capital	235,848	198,525

Commitments and contingencies
	$623,577	$457,461

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in MMLP’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 5, 2008.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2007	2006	2005
	(Dollars in thousands, except per unit amounts)

Revenues:
Terminalling and storage	$29,400	$24,182	$23,081
Marine transportation	59,579	47,835	35,451
Product sales:
Natural gas services	515,992	389,735	301,676
Sulfur services	131,326	102,597	68,418
Terminalling and storage	29,525	12,035	9,817

	676,843	504,367	379,911

Total revenues	765,822	576,384	438,443

Costs and expenses:
Cost of products sold:
Natural gas services	495,641	374,218	291,109
Sulfur services	97,577	75,165	52,632
Terminalling and storage	25,471	9,787	8,079

	618,689	459,170	351,820

Expenses:
Operating expenses	83,533	65,387	46,888
Selling, general and administrative	11,985	10,977	8,133
Depreciation and amortization	23,442	17,597	12,642

Total costs and expenses	737,649	553,131	419,483

Other operating income	703	3,356	—

Operating income	28,876	26,609	18,960

Other income (expense):
Equity in earnings of unconsolidated entities	10,941	8,547	1,591
Interest expense	(14,533)	(12,466)	(6,909)
Debt prepayment premium	—	(1,160)	—
Other, net	299	713	238

Total other income (expense)	(3,293)	(4,366)	(5,080)

Net income before taxes	25,583	22,243	13,880
Income taxes	644	—	—

Net income	$24,939	$22,243	$13,880

General partner’s interest in net income	$1,564	$949	$278
Limited partners’ interest in net income	$23,375	$21,294	$13,602
Net income per limited partner unit — basic and diluted	$1.67	$1.69	$1.58
Weighted average limited partner units — basic	14,018,799	12,602,000	8,583,634
Weighted average limited partner units — diluted	14,022,545	12,604,425	8,583,634
These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in MMLP’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 5, 2008.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED STATEMENTS OF CHANGES IN CAPITAL
For the years ended December 31, 2007, 2006 and 2005

	Partners' Capital					Accumulated
	Limited Partners				General	Comprehensive
	Common		Subordinated		Partner	Income
	Units	Amount	Units	Amount	Amount	Amount	Total
	(Dollars in thousands)
Balances — December 31, 2004	4,222,500	$79,680	4,253,362	$(4,772)	$626	—	$75,534
Net income	—	6,756	—	6,846	278	—	13,880
Units issued in connection with Prism Gas acquisition	756,480	24,616	—	—	—	—	24,616
Conversion of subordinated units to common units	850,672	(1,599)	(850,672)	1,599	—	—	—
General partner contribution	—	—	—	—	502	—	502
Cash distributions ($2.19 per unit)	—	(9,247)	—	(9,315)	(405)	—	(18,967)

Balances — December 31, 2005	5,829,652	100,206	3,402,690	(5,642)	1,001	—	95,565
Net income	—	16,069	—	5,225	949	—	22,243
Follow-on public offering	3,450,000	95,272	—	—	—	—	95,272
Issuance of common units	470,484	15,000	—	—	—	—	15,000
General partner contribution	—	—	—	—	2,358	—	2,358
Conversion of subordinated units to common units	850,672	(2,495)	(850,672)	2,495	—	—	—
Unit-based compensation	3,000	24	—	—	—	—	24
Cash distributions ($2.44 per unit)	—	(22,650)	—	(8,302)	(1,107)	—	(32,059)
Commodity hedging gains reclassified to earnings	—	—	—	—	—	2	2
Adjustment in fair value of derivatives	—	—	—	—	—	120	120

Balances — December 31, 2006	10,603,808	$201,426	2,552,018	$(6,224)	$3,201	$122	$198,525
Net Income	—	19,781	—	3,594	1,564	—	24,939
Follow-on public offering	1,380,000	55,933	—	—	—	—	55,933
General partner contribution	—	—	—	—	1,192	—	1,192
Conversion of subordinated units to common units	850,672	(3,243)	(850,672)	3,243	—	—	—
Unit-based compensation	3,000	46	—	—	—	—	46
Cash distributions ($2.60 per unit)	—	(29,423)	—	(6,635)	(1,845)	—	(37,903)
Commodity hedging gains reclassified to earnings	—	—	—	—	—	478	478
Adjustment in fair value of derivatives	—	—	—	—	—	(7,362)	(7,362)

Balances — December 31, 2007	12,837,480	$244,520	1,701,346	$(6,022)	$4,112	$(6,762)	$235,848

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in MMLP’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 5, 2008.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Dollars in thousands)

	Year Ended December 31,
	2007	2006	2005
	(Dollars in thousands)
Net income	$24,939	$22,243	$13,880
Changes in fair values of commodity cash flow hedges	(3,569)	370	—
Commodity hedging gains reclassified to earnings	478	2	—
Changes in fair value of interest rate cash flow hedges	(3,793)	(250)	—

Comprehensive income	$18,055	$22,365	$13,880

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in MMLP’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 5, 2008.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2007	2006	2005
	(Dollars in thousands)
Cash flows from operating activities:
Net income	$24,939	$22,243	$13,880

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	23,442	17,597	12,642
Amortization of deferred debt issue costs	1,233	1,040	600
Deferred income taxes	(149)	—	—
Gain on disposition or sale of property, plant, and equipment	(703)	(231)	(37)
Gain on involuntary conversion of property, plant, and equipment	—	(3,125)	—
Equity in earnings of unconsolidated entities	(10,941)	(8,547)	(1,591)
Distributions from unconsolidated entities	1,523	541	231
Distribution in-kind from unconsolidated entities	9,337	8,311	1,115
Non-cash derivatives (gain) loss	3,904	(389)	(555)
Other	46	24	—
Change in current assets and liabilities, excluding effects of acquisitions and dispositions:
Accounts and other receivables	(27,066)	13,763	(10,565)
Product exchange receivables	(3,836)	(4,935)	(1,974)
Inventories	(18,297)	890	(4,474)
Due from affiliates	(995)	145	417
Other current assets	198	115	36
Trade and other accounts payable	47,535	(13,937)	27,669
Product exchange payables	9,817	5,113	(8,238)
Due to affiliates	(2,931)	6,982	3,063
Income taxes payable	245	—	—
Other accrued liabilities	870	(5,912)	(496)
Change in other non-current assets and liabilities, net	(154)	(386)	254

Net cash provided by operating activities	58,017	39,302	31,977

Cash flows from investing activities:
Payments for property, plant, and equipment	(82,164)	(66,352)	(24,814)
Acquisitions, net of cash acquired	(41,271)	(24,306)	(114,167)
Proceeds from sale of property, plant, and equipment	1,290	1,825	95
Insurance proceeds from involuntary conversion of property, plant and equipment	—	4,812	—
Return of investments from unconsolidated entities	1,952	433	466
Investments in unconsolidated entities	(6,910)	(11,510)	(322)

Net cash used in investing activities	(127,103)	(95,098)	(138,742)

Cash flows from financing activities:
Payments of long-term debt	(169,024)	(163,010)	(134,091)
Net proceeds from follow on public offering	55,933	95,272	—
General partner contribution	1,192	2,358	502
Proceeds from long-term debt	219,950	135,801	250,900
Payments of debt issuance costs	(252)	(371)	(3,655)
Cash distributions paid	(37,903)	(32,059)	(18,967)
Proceeds from issuance of common units	—	15,000	15,000

Net cash provided by financing activities	69,896	52,991	109,689

Net increase in cash	810	(2,805)	2,924
Cash at beginning of period	3,303	6,108	3,184

Cash at end of period	$4,113	$3,303	$6,108

Non-cash:
Financed portion of non-compete agreement	$—	$—	$690

Common units issued for acquisitions	$—	$—	$9,616

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in MMLP’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 5, 2008.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED STATEMENTS OF OPERATIONS

	4th Quarter	4th Quarter
	2007	2006

Revenues:
Terminalling and storage	$7,842	$6,671
Marine transportation	15,072	14,665
Product sales:
Natural gas services	187,889	101,536
Sulfur	41,727	22,516
Terminalling and storage	10,332	3,617

	239,948	127,669

Total revenues	262,862	149,005

Costs and expenses:
Cost of products sold:
Natural gas services	182,818	95,979
Sulfur	30,845	14,852
Terminalling and storage	8,535	2,921

	222,198	113,752

Expenses:
Operating expenses	22,349	19,636
Selling, general and administrative	3,630	3,176
Depreciation and amortization	6,844	4,813

Total costs and expenses	255,021	141,377

Other operating income (loss)	703	2,503

Operating income	8,544	10,131

Other income (expense):
Equity in earnings of unconsolidated entities	3,737	1,105
Interest expense	(4,577)	(3,241)
Debt prepayment premium	—	—
Other, net	94	383

Total other income (expense)	(746)	(1,753)

Income taxes	92	—

Net income	$7,706	$8,378

General partner’s interest in net income	$558	$282
Limited partners’ interest in net income	$7,148	$8,096
Net income per limited partner unit — basic and diluted	$.49	$.64
Weighted average limited partner units	14,538,826	12,741,596
These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in MMLP’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 5, 2008.

MARTIN MIDSTREAM PARTNERS L.P.
DISTRIBUTABLE CASH FLOW
(Dollars in thousands)
(Unaudited Non-GAAP Financial Measure)

	Three Months Ended	Year Ended
	December 31,	December 31,
	2007	2007

Net income	$7,706	$24,939
Adjustments to reconcile net income to distributable cash flow:
Depreciation and amortization	6,844	23,442
Amortization of deferred debt issue costs	423	1,233
Deferred taxes	(38)	(149)
Distribution equivalents from unconsolidated entities[1]	2,869	12,812
Invested cash in unconsolidated entities[2]	468	1,338
Equity in earnings of unconsolidated entities	(3,737)	(10,941)
Non-cash derivatives loss	1,868	3,904
Maintenance capital expenditures	(3,744)	(10,342)
Gain on disposition or sale of property, plant and equipment	(703)	(703)
Unit based compensation	12	46

Distributable cash flow	$11,968	$45,579

	Three Months Ended	Year Ended
	December 31, 2007	December 31, 2007
[1]Distribution equivalents from unconsolidated entities:
Distributions from unconsolidated entities	$850	$1,523
Return of investments from unconsolidated entities	690	1,952
Distributions in-kind from unconsolidated entities	2,709	9,337

Distribution equivalents from unconsolidated entities	$2,869	$12,812

[2]Invested cash in unconsolidated entities::
Investments in unconsolidated entities	$(780)	$(6,910)
Expansion capital expenditures in unconsolidated entities	1,248	8,248

Invested cash in unconsolidated entities	$468	$(1,338)